UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

TheStreet.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street 15th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 321-5000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2007, TheStreet.com, Inc. (“TheStreet.com”) appointed Derek Irwin and Jay Hoag to its Board of Directors. The appointments of Mr. Irwin and Mr. Hoag expand the Board of Directors from seven members to nine members.

There are no arrangements or understandings between Mr. Irwin and any other person persuant to which he was selected as a director. There are no transactions involving Mr. Irwin that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Irwin has been appointed to serve on TheStreet.com’s Audit Committee.

Mr. Hoag, a partner in Technology Crossover Ventures, was appointed to the Board of Directors as part of the recent transaction between Technology Crossover Ventures and TheStreet.com as more fully set forth in the Securities Purchase Agreement dated November 15, 2007 attached as Exhibit 10.1 to TheStreet.com’s report on Form 8-K filed on November 20, 2007 and incorporated by reference herein.

TheStreet.com’s press releases announcing the transaction with Technology Crossover Ventures and the appointment of Derek Irwin are attached hereto as Exhibits 99.1 and 99.2 respectively and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

99.1

Press Release dated November 15, 2007

99.2

Press Release dated November 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TheStreet.com, Inc. (Registrant)

Date: November 28, 2007	By:	/s/ Thomas J. Clarke, Jr.
Chief Executive Officer

EXHIBIT INDEX

99.1

Press Release dated November 15, 2007

99.2

Press Release dated November 27, 2007